Exhibit 99.1

ISTA Pharmaceuticals Receives $65 Million Funding Commitment

Funding Led by Deerfield Management with Co-investors Sprout and Sanderling Ventures

IRVINE, Calif., Sept. 26 /PRNewswire-FirstCall/ — ISTA Pharmaceuticals, Inc. (Nasdaq: ISTA), today announced it has entered into an agreement with its long-term shareholders, Deerfield Management, Sprout and Sanderling Ventures to provide ISTA with up to $65 million in financing through a flexible credit facility. In conjunction with this committed funding, ISTA has drawn $40 million and called its convertible debt for par, or $40 million, plus interest accrued over the past quarter. ISTA will be able to draw up to an additional $25 million any time over the next 12 months, at management’s discretion in terms of timing and amount drawn.

“Deerfield, Sanderling, and Sprout are leading health care investors and also three of ISTA’s largest investors, and we appreciate their continued funding of ISTA’s growth. This $65 million facility is the culmination of five months of assessing our business and strategic options,” stated Vicente Anido, Jr., Ph.D., President and Chief Executive Officer of ISTA Pharmaceuticals. “Our goal was to ensure we could flexibly fund ISTA’s future growth while minimizing dilution impact on our shareholders. We fully believe these corporate finance activities have the potential to give our shareholders the best potential return on their investment.

“We have made solid progress with our pipeline products and have a number of upcoming catalysts. With our Bepreve NDA expected to file by the end of the year, results anticipated from our Xibrom 0.09% once-daily Phase III program to support an early 2009 sNDA filing, and results expected to supplement our T-Pred NDA filing, which we plan on submitting in the first half of 2009, we have three opportunities to build on our history of strong revenue growth. We also anticipate reporting results before the end of 2008 from our Phase II study with ecabet sodium for dry eye. In addition, we will be conducting other important studies for patients and investors, particularly Xibrom in combination with Lucentis for age-related macular degeneration and Xibrom for the treatment of dry eye.”

Concurrently, ISTA announced it has concluded its previously initiated review of its strategic alternatives. Finally, ISTA is continuing its relationship with Silicon Valley Bank and has a $10 million revolving credit facility available to fund its working capital needs.

RBC Capital Markets acted as exclusive placement agent to ISTA for the financing.

Terms of $65 Million Committed Financing

Under the terms of the agreement, Deerfield Management, Sprout and Sanderling Ventures have funded ISTA with $40 million today and committed up to $25 million in additional funding to be drawn by ISTA at its discretion for up to one year. Any amounts drawn accrue interest until maturity at a rate of 6.5 percent per annum which is payable on a quarterly basis. Any funds drawn are repayable in one-third increments in 2011, 2012, and 2013.

In conjunction with the first $40 million draw, ISTA has agreed to issue warrants for 12.5 million common shares at closing with an exercise price of $1.41 per share. ISTA can draw from the remaining $25 million in $5 million increments and will issue 500,000 warrants per $5 million drawn at a price which is the higher of the market price of the stock at the time of the draw or $1.41 per share. Should ISTA draw the entire $65 million, it will have issued a total of 15 million warrants. The warrants have a term of six years and carry anti-dilution protection should ISTA issue additional common shares, subject to exclusions for certain business development activities.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Conference Call

ISTA will host a conference call with a simultaneous webcast today, September 26, 2008, at 10:00 AM Eastern Time, to discuss the financing commitment announced today and to provide a pipeline update. To access the live conference call, U.S. and Canadian participants may dial 866-770-7051; international participants may dial 617-213-8064. The access code for the live call is 99420468. To access the 24-hour audio replay, U.S. and Canadian participants may dial 888-286-8010; international participants may dial 617-801-6888. The access code for the call is 54813054. This conference call also will be webcast live and archived on ISTA’s website for 30 days at http://www.istavision.com.

About ISTA Pharmaceuticals

ISTA Pharmaceuticals is an ophthalmic pharmaceutical company. ISTA’s products and product candidates addressing the $4.7 billion U.S. prescription ophthalmic industry include therapies for inflammation, ocular pain, glaucoma, allergy, and dry eye. The Company currently markets three products and is developing a strong product pipeline to fuel future growth and market share. The Company’s product development and commercialization strategy is to launch a new product every 12 to 18 months, thereby continuing its growth to become the leading niche ophthalmic pharmaceutical company in the U.S. For additional information regarding ISTA, please visit ISTA Pharmaceuticals’ website at http://www.istavision.com.

Any statements contained in this press release which refer to future events or other non-historical matters are forward-looking statements. Without limiting the foregoing, but by way of example, statements contained in this press release related to the filing of an sNDA for Xibrom 0.09% as a once-daily treatment for the pain and inflammation associated with cataract surgery, the filing of an NDA for Bepreve in the second half of 2008, the completion of additional T-Pred studies later this year or early 2009, the announcement of ecabet sodium Phase II top-line results, ISTA’s expectation of bringing a new product to market every 12 to 18 months and becoming the leading niche ophthalmic pharmaceutical company are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations include, among others: timely and successful implementation of ISTA’s strategic initiatives; delays and uncertainties related to ISTA’s research and development programs (including the difficulty of predicting the timing or outcome of product development efforts and the FDA or other regulatory agency approval or actions); uncertainties and risks regarding market acceptance of and demand for ISTA’s approved products and the impact of competitive products and pricing; uncertainties and risks related to ISTA’s ability to properly manage its growth; uncertainties and risks regarding the continued timely performance by ISTA’s strategic partners of their respective obligations under existing collaborations and licensing arrangements; uncertainties and risks related to the continued availability of third party sourced products and raw materials on commercially reasonable terms, or at all; uncertainties and risks related to successful compliance with FDA and/or other governmental regulations applicable to ISTA’s facilities, products and/or business; uncertainties and risks related to the scope, validity, and enforceability of patents related to ISTA’s products and technologies and the impact of patents and other intellectual property rights held by third parties; and such other risks and uncertainties as detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarter Reports on Form 10-Q for the quarters ended March 31 and June 30, 2008.